                                 SCHEDULE 14A

                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]
                                          [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               PAYMENTECH, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                    [LOGO OF PAYMENTECH, INC. APPEARS HERE]

                               PAYMENTECH, INC.
                                1601 ELM STREET
                              DALLAS, TEXAS 75201

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The 1998 Annual Meeting of the Stockholders of Paymentech, Inc. will be held at 1601 Elm Street, 47th Floor, in Dallas, Texas, on Wednesday, November 4, 1998, at 10:00 a.m., Central Standard Time, for the following purposes:

    1. To elect two directors to serve for three-year terms and until their successors are elected and qualified;

    2. To authorize the adoption of an amendment to the Paymentech, Inc. Employee Stock Purchase Plan that would increase the number of shares of common stock that may be sold under such plan; and

    3. To transact whatever other business may properly be brought before the meeting.

  Stockholders of record at the close of business on September 14, 1998 by order of the Board of Directors are entitled to notice of and to vote at the meeting.

                                  [SIGNATURE OF PAMELA H. PATSLEY APPEARS HERE]
                                          Pamela H. Patsley
                                          President and Chief Executive
                                           Officer

September 25, 1998

  Please mark, sign, date and promptly return the proxy in the enclosed envelope even if you plan to attend the meeting. If you attend the meeting and wish to vote in person, you may then withdraw your proxy.

                               PAYMENTECH, INC.
                                1601 ELM STREET
                              DALLAS, TEXAS 75201

                                PROXY STATEMENT

  Paymentech, Inc. (the "Company") is a Delaware corporation which engages in the credit card industry primarily as a payment processor of credit and debit card transactions on behalf of merchants, financial institutions and sales agents, and which, according to published industry sources, is the third largest payment processor of bankcard transactions in the United States. The Company also provides third-party credit and debit authorization services to financial institutions, sales agents and the Company's direct merchants. In addition, the Company markets and issues commercial cards to businesses and other entities. Commercial cards facilitate business-to-business payment procedures and reporting, replacing traditional direct payment methods.

  This Proxy Statement is furnished in connection with the solicitation by the Company of proxies to be voted at its Annual Meeting of Stockholders to be held at 10:00 a.m., Central Standard Time, on Wednesday, November 4, 1998, at 1601 Elm Street, 47th Floor, in Dallas, Texas, and at any adjournment thereof. This Proxy Statement was first mailed or given to stockholders on or about September 25, 1998.

  Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company. Expenses for such solicitation will be borne by the Company. Brokers and others will be reimbursed for their reasonable expenses in forwarding the proxy material to their customers who have beneficial interests in stock of the Company registered in names of nominees.

  Any proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, by written notice to the Secretary of the Company at the address set forth above or by oral or written statement at the meeting. Shares represented by any proxy properly executed and received prior to the meeting will be voted at the meeting in accordance with the proxy or, if the proxy does not specify, in accordance with the recommendation of the Board of Directors.

  Stockholders of record at the close of business on September 14, 1998, are entitled to notice of and to vote at the meeting. On the record date the Company had 36,121,989 shares of common stock of the Company (the "Common Stock") outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote. There is no provision for cumulative voting. Of the total number of shares outstanding on the record date, 19,979,081 shares (or approximately 55%) were owned by First USA Financial, Inc. ("First USA Financial"), a wholly owned subsidiary of BANC ONE CORPORATION ("Banc One").

  At the meeting stockholders will be asked to re-elect two members of the Company's Board of Directors. In addition, stockholders will also be requested to approve an amendment to the Company's Employee Stock Purchase Plan (the "ESPP") that would increase by 250,000 the number of shares of Common Stock that may be sold under the ESPP. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the ESPP is necessary in order to continue the effectiveness of the ESPP in attracting, motivating and retaining employees with appropriate experience and ability, and to increase the employees' alignment of interest with the Company's stockholders.

  A quorum for the meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting. The election of directors requires a plurality of the votes cast by the holders of Common Stock at the meeting. The approval of the amendment to the ESPP requires the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present or represented and entitled to vote at the meeting; provided that the number of votes cast on such proposal represents over 50% of the number of votes entitled to be cast. First USA Financial has informed the Company that it intends to vote FOR each of the matters described above at the annual meeting.

  Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent and registrar, The Bank of New York. Shares held by stockholders present at the meeting in person who do not vote and ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes. With respect to the items submitted for approval, abstentions will have the effect of a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this proxy statement.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information believed by the Company to be accurate based on information provided to it concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock as of the latest practicable date, and by each director, the Company's Chief Executive Officer, each of the Company's other four most highly compensated executive officers and all executive officers and directors as a group, as of August 1, 1998. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law, and
(ii) record and beneficial ownership with respect to their shares. The shares and percentages set forth below include shares of Common Stock which were outstanding or issuable within 60 days upon the exercise of options outstanding as of August 1, 1998.

                                                              COMMON STOCK
                                                          ---------------------
                                                          NUMBER OF  PERCENTAGE
   NAME OF BENEFICIAL OWNER                                 SHARES    OF CLASS
   ------------------------                               ---------- ----------
   First USA Financial, Inc.(a).......................... 19,979,081     55%
   Gene H. Bishop(b)(c)..................................     30,000     *
   William P. Boardman(a)(b).............................        --      *
   John B. McCoy(a)(b)...................................        --      *
   Pamela H. Patsley(b)(c)...............................    355,025     *
   Rupinder S. Sidhu(b)(c)(d)............................    130,000     *
   Ronald G. Steinhart(a)(b).............................        --      *
   John C. Tolleson(b)(d)................................    207,500     *
   James W. Baumgartner(c)...............................    109,923     *
   Michael P. Duffy(c)...................................    113,795     *
   Kathryn J. Kessler(c).................................     14,846     *
   Philip E. Taken(c)....................................     60,972     *
   All executive officers and directors as a group (11
    persons)(c)(d).......................................  1,022,061      3%

--------
 * Less than 1.0%

(a) First USA Financial is a wholly owned subsidiary of Banc One. The address of First USA Financial is Three Christina Centre, 201 North Walnut, Wilmington, Delaware 19801, and the address of Banc One is 100 East Broad Street, Columbus, Ohio 43271. Although none of Mr. McCoy, Mr. Steinhart and Mr. Boardman directly owns any shares of Common Stock, Mr. McCoy is Chairman and Chief Executive Officer of Banc One, Mr. Boardman is Senior Executive Vice President of Banc One and Mr. Steinhart is Chairman and Chief Executive Officer of Banc One Commercial Banking Group. Each could therefore be deemed to control the shares indirectly owned by Banc One. Each of Messrs. McCoy, Boardman and Steinhart disclaims beneficial ownership of such Banc One shares. Banc One has agreed to combine with First Chicago NBD Corporation (the "Banc One Merger") into a new Delaware corporation to be named "BANK ONE CORPORATION." Upon completion of such combination, First USA Financial will be a wholly owned subsidiary of BANK ONE CORPORATION.

(b) Gene H. Bishop, William P. Boardman, John B. McCoy, Pamela H. Patsley, Rupinder S. Sidhu, Ronald G. Steinhart and John C. Tolleson are directors of the Company.

(c) The shares include shares subject to options exercisable within 60 days of August 1, 1998 as follows: Mr. Bishop, 10,000 shares; Ms. Patsley, 161,800 shares; Mr. Sidhu, 10,000 shares; Mr. Tolleson, 7,500 shares; Mr. Baumgartner, 65,000 shares; Mr. Duffy, 70,000 shares; Ms. Kessler, 9,280 shares; Mr. Taken, 30,000 shares; all executive officers and directors as a group, 363,580 shares. The address for Messrs. Bishop, Sidhu, Tolleson, Duffy, and Taken and Ms. Patsley and Ms. Kessler is c/o Paymentech, Inc., 1601 Elm Street, Dallas, Texas 75201. The address for Messrs. Boardman and McCoy is BANC ONE CORPORATION, 100 East Broad Street, Columbus, Ohio 43271. The address for Mr. Steinhart is BANC ONE CORPORATION, 1717 Main Street, 7th Floor, Dallas, 75201. The address for Mr. Baumgartner is c/o First USA Financial Services, Inc., 3995 So. 7000 E., Suite 400, Salt Lake City, Utah 84107.

(d) The shares exclude 70,000 shares held by a limited partnership, for which Mr. Sidhu is the President of the general partner, a limited liability company. Mr. Sidhu disclaims beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended June 30, 1998 were made on a timely basis.

                             ELECTION OF DIRECTORS

  The Board of Directors has proposed John B. McCoy and William P. Boardman as nominees for reelection as directors to serve for three-year terms and until their successors are elected and qualify. A plurality of the votes cast at the meeting is required to elect each nominee. Shares represented by proxies will be voted for the election of the nominees named below unless authority to do so is withheld. If, at the time of the annual meeting, any nominee should be unable to serve, the shares represented by a proxy may be voted for a substitute nominee to be designated by the Board of Directors.

       NAME                                                         POSITION AGE
       ----                                                         -------- ---
       John B. McCoy............................................... Director  55
       William P. Boardman......................................... Director  57

  John B. McCoy. Mr. McCoy has been a Director of the Company since June 1997. Mr. McCoy has served as Chairman and Chief Executive Officer of Banc One since January 1987. From January 1983 to January 1987, Mr. McCoy served as President of Banc One. Mr. McCoy is also a Director of Cardinal Health, Inc., Ameritech Corporation and Federal Home Loan Mortgage Corporation.

  William P. Boardman. Mr. Boardman has been a Director of the Company since June 1997. Mr. Boardman has served as Senior Executive Vice President of Banc One since 1984. Mr. Boardman is also a Director of Checkfree Corporation, Visa USA, Inc. and Electronic Payment Services, Inc.

  A plurality of the votes cast by the holders of Common Stock at the meeting will be required to reelect the nominees as directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR.

                              INCUMBENT DIRECTORS

   NAME                               AGE              POSITION
   ----                               ---              --------
   Gene H. Bishop...................   68 Director
   Ronald G. Steinhart..............   58 Director
   Pamela H. Patsley................   41 President, Chief Executive Officer
                                           and Director
   Rupinder S. Sidhu................   42 Director
   John C. Tolleson.................   50 Chairman of the Board

  Gene H. Bishop. Mr. Bishop has been a Director of the Company since December 1995. Mr. Bishop served as Chairman and Chief Executive Officer of Life Partners Group, Inc. from November 1991 until October 1994. From October 1990 until November 1991, he was Vice Chairman and Chief Financial Officer of Lomas Financial Corporation and President and Chief Operating Officer of Lomas Mortgage USA, a wholly owned subsidiary of Lomas Financial Corporation. From March 1975 to July 1990, he was Chairman and Chief Executive Officer of MCorp, a bank holding company. Mr. Bishop is also a Director of Southwest Airlines Co., Liberte Investors and Drew Industries, Inc.

  Pamela H. Patsley. Ms. Patsley has been President, Chief Executive Officer and a Director of the Company since December 1995. She has also served as President and Chief Executive Officer of Paymentech Merchant Services, Inc., the Company's payment processing subsidiary since December 1991 and as Chairman of the Board of First USA Financial Services, Inc., the Company's commercial card subsidiary, since August 1994. Ms. Patsley also served as Executive Vice President and Secretary of First USA, Inc. from July 1989 until June 1997, and as Chief Financial Officer from January 1987 to April 1994. Ms. Patsley is also a Director of First Virtual Holdings, Inc. ("First Virtual"), Adolph Coors Company and Coors Brewing Company.

  Rupinder S. Sidhu. Mr. Sidhu has been a Director of the Company since December 1995. Mr. Sidhu has been President of Merion Capital Management LLC, a private investment company, since 1994. From 1993 to 1994, Mr. Sidhu was a Partner of Stonington Partners, Inc. (formerly known as First Capital Partners, Inc.), a private investment firm. Mr. Sidhu has been a member of the Board of Directors of Merrill Lynch Capital Partners, Inc., a private investment firm affiliated with Merrill Lynch & Co., since 1987. He is also a Director of CMI Industries, Inc.

  Ronald G. Steinhart. Mr. Steinhart has been Chairman and Chief Executive Officer of Banc One's Commercial Banking Group since December 1996, and was appointed Chairman and Chief Executive Officer of Bank One, Texas, N.A., in January 1995. From November 1992 through December 1994, Mr. Steinhart served as President and Chief Operating Officer of Bank One, Texas, N.A. From February 1988 through November 1992, Mr. Steinhart served as Chairman and Chief Executive Officer of Team Bancshares, Inc., which merged with Bank One, Texas, N.A. in November 1992. Mr. Steinhart also serves as Trustee of Prentiss Properties Trust.

  John C. Tolleson. Mr. Tolleson has been Chairman of the Board of the Company since December 1995. Mr. Tolleson also served as Chairman of the Board and Chief Executive Officer of First USA, Inc. from August 1989 until June 1997, and of First USA's predecessor since its formation in May 1985. Mr. Tolleson serves as a director on several boards, including Banc One, Capstead Mortgage Corporation, Haggar Clothing Company, Southwestern Medical Foundation, Viad Corporation, Visa International, Inc. and Visa USA, Inc. He serves on the Dallas County Advisory Board of The Salvation Army and also serves on the executive board of the Cox School of Business. In addition, he is a member of the Board of Directors of The Willis M. Tate Distinguished Lecture Series at Southern Methodist University in Dallas.

  The Board of Directors of the Company is divided into three classes serving staggered three-year terms. Directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires, and will serve for three years. The terms of William P. Boardman and John B. McCoy will expire at the 1998 annual meeting and, if reelected, at the 2001 annual meeting; the terms of Pamela H. Patsley, Rupinder S. Sidhu and John C. Tolleson will expire at the 1999 annual meeting; and the terms of Gene H. Bishop and Ronald G. Steinhart will expire at the 2000 annual meeting. The Board of Directors held eleven meetings during the last fiscal year. Mr. McCoy attended eight of such meetings. Each of the Company's other Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which they served. Messrs. Bishop, Sidhu and Tolleson serve on the Company's Compensation Committee (the "Compensation Committee") and Audit Committee (the "Audit Committee"). The Company has no nominating committee.

  The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures, recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's financial statements, reviews with management and the independent accountants the Company's year-end and quarterly operating results, and reviews the scope and results of the audit with the independent accountants. The Audit Committee met five times in fiscal 1998.

  The Compensation Committee reviews compensation arrangements for executive officers. The Compensation Committee also administers the Company's stock option and restricted stock plans, and except with respect to grants of options to outside directors, has full authority to determine the persons to whom and the times at which options shall be granted, the number of option shares to be granted and the price and other terms of options, except that the Compensation Committee has granted to the Chief Executive Officer the authority to grant during any fiscal quarter up to an aggregate of 25,000 options and 10,000 shares of restricted stock to employees who are not "officers" within the meaning of Section 16 of the Exchange Act, in order to attract and retain employees and for promotions. The Compensation Committee met five times in fiscal 1998.

                            EXECUTIVE COMPENSATION

  The following tables set forth certain information concerning compensation of, and stock options and restricted stock granted to, the Company's Chief Executive Officer and the other four most highly paid executive officers in respect of fiscal 1998, 1997 and 1996.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION                   LONG-TERM COMPENSATION AWARDS
                         --------------------------------------------------- ----------------------------------
                                                                                        NUMBER OF
                                                  RESTRICTED                 RESTRICTED SECURITIES
   NAME AND PRINCIPAL    FISCAL            CASH     STOCK     OTHER ANNUAL     STOCK    UNDERLYING  ALL OTHER
        POSITION          YEAR   SALARY  BONUS(1)  BONUS(2)  COMPENSATION(3) AWARDS(4)  OPTIONS(5) COMPENSATION
   ------------------    ------ -------- -------- ---------- --------------- ---------- ---------- ------------
Pamela H. Patsley.......  1998  $330,747 $314,212       --           --            --    184,000     $  8,793(6)
 President and Chief      1997   315,000      --   $379,805          --       $868,125   230,000        3,719(6)
 Executive Officer        1996   280,000  300,000       --           --        550,000   275,000        3,388(7)
James W. Baumgartner....  1998   212,431  150,500       --           --            --     40,000        8,039(6)
 President of             1997   195,000      --    176,027      $70,867       434,063    50,000      683,916(9)
 Financial Services       1996    26,591   30,000       --           --            --     80,000       35,000(10)
Michael P. Duffy........  1998   192,802  140,000       --           --            --     40,000        8,074(6)
 Chief Operating          1997   146,375      --    154,324          --        434,063    50,000      588,100(9)
 Officer                  1996   130,000  100,000       --           --            --     80,000        1,013(6)
Kathryn J. Kessler (8)..  1998   116,500   84,000       --           --         81,875    16,400        4,076(6)
 Chief Accounting         1997    92,481   16,000    15,916          --            --      8,000          --
 Officer                  1996       --       --        --           --            --      3,000          --
Philip E. Taken.........  1998   171,522  122,500       --           --            --     40,000        8,119(6)
 Chief Administrative     1997   135,146      --    140,173          --        434,063    50,000      196,838(9)
 Officer, General         1996   118,958   50,000       --           --            --     10,000        1,656(6)
 Counsel and Secretary

--------
 (1) Bonuses for fiscal 1998 were approved by the Compensation Committee of the Board of Directors of the Company on July 21, 1998 and paid in cash on September 15, 1998.

     Bonuses for fiscal 1996 were approved by the Compensation Committee of the Board of Directors of the Company on July 16, 1996 and paid in cash on July 31, 1996. The 1996 amount for Mr. Duffy represents bonus payments made during fiscal 1996 to Mr. Duffy with respect to the period from January 1, 1995 through June 30, 1996.

 (2) Bonuses for fiscal 1997 were approved by the Compensation Committee of the Board of Directors of the Company on July 17, 1997. Bonuses were paid in the form of restricted stock to each of the named executive officers, except Ms. Kessler who also received a cash bonus for fiscal 1997. The values provided in the table above for fiscal 1997 are based upon the closing price of $28.9375 of the Common Stock on the last trading day of fiscal 1997. The restricted stock grants specified in this column vest with respect to one third of the shares granted on each of the first and second anniversaries of the date of grant, and with respect to the remaining shares on the third anniversary of the date of grant. The number of shares of restricted stock awarded to the named executive officers as bonuses with respect to fiscal 1997 was as follows:
     Ms. Patsley, 13,125 shares; Mr. Baumgartner, 6,083 shares; Mr. Duffy, 5,333 shares; Ms. Kessler, 550 shares; Mr. Taken, 4,844 shares.

 (3) The amount for Mr. Baumgartner for fiscal 1997 includes $56,851 for relocation expenses. Where no amount is stated, the aggregate value of Other Annual Compensation did not exceed the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.

 (4) An award of restricted Common Stock was made to Ms. Kessler in September 1997. The value shown is calculated by multiplying the number of shares granted by $16.3750, the closing price of the Common Stock on the date of grant. No other executive officer received restricted Common Stock awards with respect to fiscal 1998.

     Awards of restricted Common Stock were made to the named executive officers in June 1997 in connection with the June 1997 merger of First USA, Inc. ("First USA") with and into Banc One (the "Merger"). The Merger caused nearly all restricted stock and option grants previously made to the Company's named executive officers to vest, and thus management no longer had unvested restricted stock and option grants. The Merger also created an environment of greater uncertainty among management. Accordingly, the Company made one-time grants to encourage the retention of the Company's key management personnel following the Merger. The values shown for restricted stock granted in fiscal 1997 are calculated by multiplying the number of shares granted by $28.9375, the closing price of the Common Stock on the date of grant.

     No awards of restricted Common Stock were issued to the named executive officers with respect to fiscal 1996. Except as set forth below, the number and value of shares of restricted Common Stock held by the named executive officers on the last day of fiscal 1998 (including shares of restricted stock paid as bonuses to the named executive officers in fiscal 1997) were:
     Ms. Patsley, 43,125 shares, $886,758; Mr. Baumgartner, 21,083 shares, $433,519; Mr. Duffy, 20,333 shares, $418,097; Ms. Kessler, 5,550 shares,
     $114,122; Mr. Taken, 19,844 shares, $408,042. Such dollar amounts were based upon the closing price of $20.5625 for the Common Stock on the last trading day of fiscal 1998. Upon closing of the Merger all shares of restricted stock of First USA awarded prior to June 27, 1997 vested. The amounts in this column and footnote do not reflect any shares of restricted stock of First USA granted to the named executive officers following the March 1996 initial public offering of the Common Stock (the "Initial Public Offering"). Such shares of First USA restricted stock were granted as compensation in recognition for services rendered to First USA.

 (5) Stock option grants for fiscal 1998 were approved by the Compensation Committee of the Board of Directors of the Company on December 3, 1997. In addition, Ms. Kessler received a stock option grant of 5,000 shares in September 1997 and a stock option grant of 5,000 shares in January 1998 which were approved by the Compensation Committee of the Board of Directors.

     Annual stock option grants for fiscal 1997 were approved by the Compensation Committee of the Board of Directors of the Company on July 17, 1997. The Company also made special stock option grants in June 1997 in connection with the Merger to encourage the retention of the Company's key management personnel following the Merger. Fiscal 1997 amounts represent the number of options to purchase Common Stock granted to the named executive officers as follows: Ms. Patsley, 50,000 annual award shares and 180,000 Merger shares; Mr. Baumgartner, 30,000 annual award shares and 20,000 Merger shares; Mr. Duffy, 30,000 annual award shares and 20,000 Merger shares; Ms. Kessler, 5,000 annual award shares and 3,000 Merger shares; Mr. Taken, 30,000 annual award shares and 20,000 Merger shares.

     Annual stock option grants for fiscal 1996 were approved by the Compensation Committee of the Board of Directors of the Company on July 16, 1996. During fiscal 1996 the Company also made special stock option grants and special grants pursuant to the Company's stock loan program in connection with the Initial Public Offering.

 (6) Amounts for fiscal 1998 reflect employer matching contributions to the Company's Retirement Savings Plan ("RSP") in the following amounts: Ms. Patsley, $2,393; Mr. Baumgartner, $2,215; Mr. Duffy, $1,674; Ms. Kessler, $1,676 and Mr. Taken, $1,719. Also reflects employer contributions to the Company's pension plan in the following amounts: Ms. Patsley, $6,400; Mr. Baumgartner, $5,824; Mr. Duffy, $6,400; Ms. Kessler, $2,400 and Mr. Taken $6,400. Amounts for fiscal 1997 and 1996 represent employer contributions to the RSP.

 (7) The amount represents employer matching contributions to the Company's Savings Restoration Plan.

 (8) Ms. Kessler joined the Company in July 1996; therefore, no fiscal 1996 compensation is provided.

 (9) Reflects forgiveness, as a result of the Merger, of loans made by First USA Financial in connection with the Company's stock loan program in the following amounts: Mr. Baumgartner, $683,550; Mr. Duffy, $585,900 and Mr. Taken, $195,300. Also reflects employer matching contributions to the RSP in the following amounts: Mr. Baumgartner, $366; Mr. Duffy, $2,200 and Mr. Taken, $1,538.

(10) The amount represents signing bonus paid to Mr. Baumgartner upon joining the Company.

OPTION GRANTS

  The following table sets forth information concerning stock option grants made with respect to fiscal 1998 to the named executive officers to purchase Common Stock.

                OPTION GRANTS WITH RESPECT TO LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                POTENTIAL REALIZABLE
                         ---------------------------------------------   VALUE AT ASSUMED
                         NUMBER OF                                     ANNUAL RATES OF STOCK
                         SECURITIES    % OF TOTAL  EXERCISE             PRICE APPRECIATION
                         UNDERLYING     OPTIONS     PRICE               FOR OPTION TERM(5)
                          OPTIONS      GRANTED TO    PER    EXPIRATION ---------------------
                          GRANTED     EMPLOYEES(4)  SHARE      DATE        5%         10%
                         ----------   ------------ -------- ---------- ---------- ----------
Pamela H. Patsley.......  184,000(1)      57.88%   $15.3750  12/03/07  $1,780,200 $4,508,920
James W. Baumgartner....   40,000(1)      12.58%    15.3750  12/03/07     387,000    980,200
Michael P. Duffy........   40,000(1)      12.58%    15.3750  12/03/07     387,000    980,200
Kathryn J. Kessler......    6,400(1)       2.01%    15.3750  12/03/07      61,920    156,832
                            5,000(2)     100.00%    16.3750  09/30/07      51,475    130,475
                            5,000(3)      52.63%    14.5625  01/13/08      45,788    116,038
Philip E. Taken.........   40,000(1)      12.58%    15.3750  12/03/07     387,000    980,200

--------
(1) Represents annual option grants awarded in December 1997, which options vest in increments of 20% beginning on July 1, 1998 and each anniversary of the vesting date, or earlier, in the event of a change in control of the Company.

(2) Represents an option grant in September 1997, which vests in increments of 20% on the date of grant, or earlier, in the event of a change in control of the Company.

(3) Represents an option grant in January 1998, which vests in increments of 20% on the date of grant, or earlier, in the event of a change in control of the Company.

(4) Represents percentage of total options granted to employees of the Company with respect to each grant.

(5) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates set by the Securities and Exchange Commission, and therefore are not intended to forecast future appreciation, if any, in the price of Common Stock. Such amounts are calculated based upon the exercise price for each option granted. The potential realizable values illustrated at 5% and 10% compound annual appreciation of the options which expire on December 3, 2007 assume that the price of the Common Stock increases to $25.05 and $39.88 per share, respectively, over the 10-year term of the options; and the potential realizable values illustrated at 5% and 10% compound annual appreciation of the options which expire on September 30, 2007 assume that the price of the Common Stock increases to $26.67 and $42.47 per share, respectively, over the 10-year term of the options; and the potential realizable values illustrated at 5% and 10% compound annual appreciation of the options which expire on January 13, 2008 assume that the price of the Common Stock increases to $23.72 and $37.77 per share, respectively, over the 10-year term of the options.

EXERCISE OF OPTIONS

  No executive officer exercised stock options to purchase Common Stock during fiscal 1998. The following table sets forth information concerning the value of stock options to purchase Common Stock by the named executive officers at the end of fiscal 1998.

             FISCAL YEAR END OPTION VALUE--PAYMENTECH COMMON STOCK

                               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                              OPTIONS AT FISCAL YEAR    IN-THE-MONEY OPTIONS AT
                                        END                FISCAL YEAR END(1)
                             ------------------------- -------------------------
NAME                         EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                         ----------- ------------- ----------- -------------
Pamela H. Patsley...........   100,000      489,000      $61,950     $995,800
James W. Baumgartner........    51,000       84,000          --       207,500
Michael P. Duffy............    56,000       84,000       25,813      207,500
Kathryn J. Kessler..........     6,000       21,400       10,188       73,950
Philip E. Taken.............    16,000       84,000       10,325      207,500

--------
(1) Calculated on the basis of the closing sale price per share for the Common Stock on the New York Stock Exchange of $20.5625 on the last trading day of fiscal 1998.

  Prior to the Company's Initial Public Offering, awards of options to purchase First USA common stock were made to officers as recognition for the Company's and First USA's performance. Such options converted into Banc One options as a result of the Merger. During fiscal 1998 no executive officer exercised stock options to purchase Banc One Common Stock, except Ms. Patsley. Ms. Patsley acquired 133,176 shares of Banc One Common Stock on exercise with a realized value (market price at exercise less exercise price) of $7,424,452. At fiscal year end, Ms. Patsley had 309,273 shares of Banc One Common Stock currently exercisable with a value of $14,487,416 which is calculated on the basis of the closing sale price per share for Banc One Common Stock on the New York Stock Exchange of $55.8125 on June 30, 1998. All Banc One stock options held by Ms. Patsley are exercisable.

PENSION PLANS

 Pension Plan

  The Company has a noncontributory, tax-qualified defined benefit, "cash balance" retirement plan (the "Pension Plan") that provides retirement benefits for eligible employees of the Company. Each participant's cash balance account is credited with an amount equal to 4% of the participant's compensation plus interest. Each participant becomes fully vested in benefits under the Pension Plan after five years of employment with the Company. Prior to that time, no portion of a participant's benefit is vested. Benefit may be paid under the Pension Plan, subject to limitations and conditions imposed by the Code, upon a participant's termination of employment, retirement (early, normal or late) or death. The Pension Plan specifies various options that participants may select for the distribution of their accrued balance, including forms of annuity payments and lump sum distributions. The Pension Plan does not permit loans or in-service withdrawals by participants. Contributions to the Pension Plan will be actuarially determined and therefore cannot be attributed to individual participants. As of July 1, 1998, the estimated annual benefit payable under the Pension Plan to the named executive officers upon normal retirement age (assuming the executive continues to work to age 65 at the same rate of compensation as received for the previous 12 months) for Ms. Patsley, Mr. Baumgartner, Mr. Duffy, Ms. Kessler and Mr. Taken was $67,832, $46,348, $44,206, $30,080 and $68,343, respectively.

 Supplemental Executive Retirement Plan

  Eligible employees of the Company also receive benefits under the Company's Supplemental Executive Retirement Plan (the "SERP"), which operates in conjunction with the Pension Plan to provide eligible employees with benefits that cannot be provided under the terms and conditions of the Pension Plan due to Code limitations on the amount of compensation that may be considered under the Pension Plan and Code limitations on the annual benefits that may be provided under the Pension Plan. Contributions to the SERP will be actuarially determined and therefore cannot be attributed to individual participants. As of July 1, 1998, the estimated annual benefit payable upon normal retirement age (assuming the executive continues to work to age 65 at the same rate of compensation as received for the previous 12 months) for Ms. Patsley, Mr. Baumgartner, Mr. Duffy and Mr. Taken was $56,419, $15,220, $8,619 and $4,592, respectively.

EMPLOYMENT AGREEMENTS

  On June 27, 1997, the Company entered into employment agreements with Ms. Patsley and Messrs. Baumgartner, Duffy and Taken (the "Employment Agreements"). The material provisions of the Employment Agreements are substantially similar. Annual base salary under the Employment Agreement is payable at a rate which is at least equal to or greater than twelve times the highest monthly base salary paid or payable, in respect of the immediately preceding twelve-month period. Each named executive officer is also entitled to receive an annual bonus consistent with Past Practices (as such term is defined in the Employment Agreements). In addition, each named executive officer is entitled to participate in all annual and long-term incentive plans consistent with Past Practices. The Employment Agreements also provide for certain fringe benefits. If a named executive officer is terminated for Cause or resigns without Good Reason (as such terms are defined in the Employment Agreements), the Company is not obligated to continue base salary or bonus payments (except such amounts as were incurred prior to termination). As consideration for entering into the Employment Agreements, the named executive officers have agreed not to disclose confidential information and not to compete with the Company during the terms of the Employment Agreements, and in certain cases, for the one-year period following termination. The term of the Employment Agreements expire on June 26, 1999.

COMPENSATION OF OUTSIDE DIRECTORS

  Members of the Company's Board of Directors who are not employees of the Company, a parent company or their respective direct and indirect subsidiaries receive cash compensation as follows: a $20,000 annual retainer and $1,000 for each Board meeting attended and $500 for each committee meeting attended (chairpersons receive $1,000 per committee meeting). In addition, such members of the Board of Directors also receive an option to purchase 5,000 shares of Common Stock on the date they become a director and annual grants of options to purchase 2,500 shares of Common Stock under the 1996 Amended and Restated Stock Option Plan (the "1996 Option Plan").

                         COMPENSATION COMMITTEE REPORT

  The following report is submitted by the Compensation Committee. Each member of the Compensation Committee is a non-employee director. The Compensation Committee is responsible for establishing the strategic objectives and guidelines for the Company's executive compensation program. The Compensation Committee firmly believes that the Company's executive officers directly impact the Company's performance and the resulting impact on shareholder value, and such officers should be rewarded in a manner consistent with the Company's financial and non-financial results.

EXECUTIVE COMPENSATION PHILOSOPHY

  The Company's executive compensation program has been designed to provide compensation that is linked to the performance of the Company, recognize achievement of annual and long-term goals, reward exceptional performance, and help attract and retain qualified executives. Consistent with this philosophy, the executive compensation program provides annual cash compensation through base salary, an annual award component consisting of either cash or restricted stock, and an additional long-term equity component through stock options. The program supports a performance-oriented environment and focus on shareholder value by providing equity-based incentive compensation that rewards financial performance of the Company and management performance in support of strategic objectives.

  The Compensation Committee determines annual salaries, cash bonuses, stock awards and option grants for executive officers. Salaries are based primarily on experience, responsibility, and individual performance. Annual Cash Bonuses and Restricted Stock grants are determined pursuant to the Company's Annual Incentive Plan (the "Annual Incentive Plan"). Option grants are oriented toward the achievement of increasing shareholder value over the long-term.

BASE SALARY

  The Compensation Committee establishes base salaries each year at a level intended to be comparable to similarly-situated companies. In addition to the competitive market range, many factors are considered in determining actual base salaries, including the duties and responsibilities assumed by the executive, the scope of the executive's position, length of service, individual performance, internal equity considerations and special expertise beneficial to the Company. The Compensation Committee also reviews the success of the management team in areas of performance that are not easily captured through accounting measures, such as business strategies and introductions of new products and services.

ANNUAL INCENTIVE COMPENSATION

  One of the Compensation Committee's priorities is for executive officers to be stockholders so that their interests are aligned with the interests of the Company's other stockholders. The Compensation Committee continues to believe that this strategy motivates executives to remain focused on the overall long-term performance of the Company. The Company pursues these objectives through grants of restricted stock and options. Restricted stock awards are granted under the Restricted Stock Plan pursuant to the Annual Incentive Plan.

  The Annual Incentive Plan is intended to provide incentives to achieve financial and individual objectives, and to reward exceptional performance. Under the Annual Incentive Plan, executive officers are eligible to receive either cash bonuses or restricted stock awards based on the extent to which earnings goals are attained during the fiscal year. The Compensation Committee establishes the individual award opportunities at levels intended to be comparable to similarly-situated companies. The Compensation Committee also makes an assessment of performance by considering such factors as the economic environment, performance comparisons against competitors, the quality of earnings, the balance between short- and long-term objectives and the stability of the Company. For fiscal 1998, the Compensation Committee believed it was important to grant the executive officers annual awards in amounts less than the maximum individual award opportunity levels but at a significant level to reflect the difficult rebuilding and reorganization which occurred this year.

OPTION GRANTS

  Stock options are granted under the 1996 Option Plan in order to further align the executive officers with shareholders and to motivate such officers to remain focused on the long-term success of the Company.

  Under the 1996 Option Plan, stock options may be granted to executive officers with an exercise price equal to the fair market value of the Common Stock on the date of the grant. If there is no appreciation in the Common Stock, the option holders receive no benefit from the stock options. Such stock options are generally exercisable between the date on which such options vest and ten years from the date granted. Stock options are normally granted annually to the executive officer group as well as employees at various levels within the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

  During fiscal 1998, the Company's most highly compensated executive officer was Pamela H. Patsley, President and Chief Executive Officer. Ms. Patsley participates in the same executive compensation program provided to the other executive officers as described above. The Compensation Committee's approach to establishing Ms. Patsley's compensation is to be competitive with comparable companies and to have a major and significant portion of her compensation depend on the achievement of financial and non-financial performance criteria.

  Ms. Patsley received 184,000 stock options in fiscal 1998. Ms. Patsley's base salary for fiscal 1998 was $330,747 and was maintained at that level for fiscal 1999. The Compensation Committee believes that Ms. Patsley's annual cash bonus is appropriate given the Company's performance and the difficulties of the prior year.

CONCLUSION

  The Compensation Committee believes the mix of market-based salaries, competitive variable cash and stock awards and the potential for option grants for long-term performance represents an appropriate balance of total compensation. This balanced executive compensation program provides a competitive and motivational compensation package to the executive officer team required to produce the results the Company strives to achieve in the future. The Compensation Committee further believes that the executive compensation program strikes an appropriate balance between the interest of the stockholders, the needs of the Company in operating its business and the executive team.

                                          The Compensation Committee

                                          Rupinder S. Sidhu, Chairman
                                          Gene H. Bishop
                                          John C. Tolleson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1998, Messrs. Sidhu, Bishop and Tolleson served as members of the Compensation Committee. No member of the Committee is an employee, officer, or former officer of the Company, and no member had a relationship with the Company during fiscal 1998 requiring disclosure under Item 404 of Regulation S-K. No relationship existed during fiscal year 1998 that constituted a "Compensation Committee Interlock" within the meaning of Item 402(j) of Regulation S-K.

STOCK PERFORMANCE GRAPH

  The following chart compares the total stockholder return (stock price growth plus dividends) on the Common Stock from March 22, 1996 through June 30, 1998 with the total stockholder return for the same period of the S&P 500 Index and the S&P Computer Software and Services Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on March 22, 1996 and that all dividends were reinvested. The Company notes that the Initial Public Offering occurred on March 22, 1996 and that the initial offering price of $21.00 was used as the beginning price for the Company's stock price on the performance graph. The Company also notes that the initial offering price of $21.00 is different from the Company's initial trading price of $32.50.

                       [PERFORMANCE GRAPH APPEARS HERE]
                         --------------FISCAL YEAR ENDING---------------
COMPANY/INDEX/MARKET      3/22/1996   6/28/1996   6/30/1997   6/30/1998
Paymentech Inc.             100.00      190.48      137.81       97.90
Computers Software/Svcs     100.00      112.60      187.11      290.19
S&P Composite               100.00      104.49      140.49      183.19



                                     LOGO

  On June 30, 1998, the total stockholder return on the Common Stock had decreased from March 22, 1996 (using the initial offering price of $21.00) by 2.08%, compared with increases in the total returns on the S&P 500 Index and the S&P Computer Software and Services Index of 83.19% and 190.19%, respectively.

                          ADOPTION OF AN AMENDMENT TO
                       THE EMPLOYEE STOCK PURCHASE PLAN
                              OF PAYMENTECH, INC.

  The Board of Directors proposes and recommends that the stockholders approve an amendment to the Employee Stock Purchase Plan ("the ESPP"), providing for an additional 250,000 shares of Common Stock reserved for issuance under the ESPP. The Board of Directors believes that this amendment is necessary to meet the Company's objectives of attracting, motivating and retaining employees and giving employees an opportunity to align their interests with the Company's stockholders. The affirmative vote of a majority of the voting power of the shares of Common Stock present or represented and entitled to vote at the meeting will be required to approve the proposal; provided that the total number of votes cast on such proposal represents over 50% of the number of votes entitled to be cast.

  Under the ESPP, as previously adopted and approved by stockholders, an aggregate of 150,000 shares of Common Stock were authorized for issuance. As of April 15, 1998, only approximately 24,000 shares remained available for issuance under the Employee Stock Purchase Plan of the Company. The Board of Directors believes that the proposed increase in the number of shares available for issuance under the ESPP is necessary in order to continue the effectiveness of the ESPP in attracting, motivating and retaining employees with appropriate experience and ability, and to increase the employees' alignment of interest with the Company's stockholders.

  The terms of the ESPP are summarized below. This summary is subject to the terms of the Employee Stock Purchase Plan, filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

  Purpose. The ESPP provides a means for eligible employees of the Company to purchase shares of Common Stock through payroll deductions.

  Eligible Employees. All regular full-time employees of the Company or an approved affiliate are eligible to participate in the ESPP. Approximately 1,270 employees of the Company or its designated subsidiaries are eligible to participate in the ESPP.

  Terms and Conditions. Pursuant to the ESPP, each eligible employee will be permitted to purchase shares of Common Stock through regular payroll deductions. The purchase price of each share will be the lessor of (i) 85% of the fair market value of a share of Common Stock at the beginning of each designated three-month period and (ii) 85% of such fair market value on the date the Common Stock is purchased.

  Each eligible employee may have payroll deductions of any whole percentable up to 20% of such employee's annual base salary (up to $21,250 per year) used to purchase shares of Common Stock, provided that no employee may purchase Common Stock through the ESPP with a fair market value greater than that permitted by law in any calendar year. The amounts deducted will be accumulated, and at the end of each designated three-month period the accumulated amounts will be applied to the purchase of shares of Common Stock at the appropriate purchase price (as described above). Accumulated payroll deductions which are insufficient to purchase a whole share will be carried into the next purchase period.

  As of September 14, 1998, the fair market value per share of Common Stock was $11.8750 Since participation in the ESPP will be elective, the benefits to participants in the ESPP are not currently determinable.

  Administration. The ESPP will be administered by the Compensation Committee.

  Duration; Amendment. The ESPP will remain in effect until all shares authorized to be paid under the ESPP have been sold.

  The Board of Directors may from time to time amend or terminate the ESPP, provided that (i) no such amendment or termination may adversely affect the rights of any participant without the consent of such participant and (ii) to the extent required by Rule 16b-3 promulgated under the Exchange Act or any other law, regulation or stock exchange rule, no such amendment will be effective without the approval of the Company's stockholders.

CERTAIN FEDERAL INCOME TAX EFFECTS

  The following discussion is a brief summary of the principal United States federal income tax consequences under current federal income tax laws relating to awards under the ESPP. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. For purposes of this discussion the right to purchase shares under the ESPP is described as an option.

  The ESPP is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code. Assuming such qualification, a participant will not recognize any taxable income as a result of participating in the ESPP, exercising options granted pursuant to the ESPP or receiving shares of Common Stock purchased pursuant to such options. A participant may, however, be required to recognize taxable income as described below.

  If a participant disposes of any share of Common Stock purchased pursuant to the ESPP after the later to occur of (i) two years from the grant date for the related option and (ii) one year after the exercise date for the related option (such disposition, a "Qualifying Transfer"), or if he dies (whenever occurring) while owning any share purchased under the ESPP, the participant generally will recognize compensation income, for the taxable year in which such disposition occurs or the taxable year which closes upon the participant's death, in an amount equal to the lesser of (i) the excess of the market value of the disposed share at the time of such disposition over its purchase price, and (ii) 15% of the market value of the disposed share on the grant date for the option to which such disposed share relates. In the case of a Qualifying Transfer, (a) the basis of the disposed share will be increased by an amount equal to the amount of compensation income so recognized, and (b) the participant will recognize a capital gain or loss, as the case may be, equal to the difference between the amount realized from the disposition of the shares and the basis for such shares.

  If the participant disposes of any share other than by a Qualifying Transfer, the participant generally will recognize compensation income in an amount equal to the excess of the market value of the disposed share on the date of purchase over its purchase price. In such event, the Company will be entitled to a tax deduction equal to the amount of compensation income recognized by the participant. Otherwise, the Company will not be entitled to any tax deduction with respect to the grant or exercise of options under the ESPP or the subsequent sale by participants of shares purchased pursuant to the ESPP. A transfer of shares purchased under the ESPP after the death of a participant by the estate of the decedent has the same federal income tax effects on the Company as a Qualifying Transfer.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ESPP.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REGISTRATION RIGHTS

  Banc One, as successor to First USA, Inc., and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Banc One has the right to require the Company to use its best efforts to register under the Securities Act of 1933, as amended, and the securities or blue sky laws of any jurisdiction designated by Banc One, all or a portion of the issued and outstanding Common Stock held by Banc One (the "Registrable Shares") for sale in accordance with Banc One's intended method of disposition thereof. Such demand rights would be subject to the condition that the Company would not be required to effect more than four demand registrations. Banc One also has the right to participate, or "piggy-back," in certain equity offerings initiated by the Company, subject to reduction of the size of the offering on the advice of the managing underwriter. The Company and Banc One will share equally all expenses relating to the performance of, or compliance with, demand registration requests under the Registration Rights Agreement and the Company will pay all expenses relating to the performance of, or compliance with, "piggy-back" registrations under the Registration Rights Agreement. However, in either case, Banc One will be responsible for underwriters' discounts and selling commissions with respect to the Registrable Shares being sold and the fees and expenses of its counsel in connection with such registration.

  The Registration Rights Agreement also provides that during any period in which Banc One owns at least 20% of the voting power of the outstanding capital stock of the Company or in which Banc One is required to account for its investment in the Company under the equity method of accounting, the Company will provide Banc One with certain financial and other information.

SERVICES AND FACILITIES

  The Company and First USA Financial are parties to two subleases, pursuant to which First USA Financial provides the Company with certain office space. Pursuant to an Intercompany Services Agreement with the Company (the "Intercompany Agreement"), First USA Financial and First USA Management, Inc. allow the Company to participate in insurance coverage made available by First USA Financial.

LICENSE TO USE THE FIRST USA NAME AND CERTAIN TRADEMARKS

  The Intercompany Agreement also provides for the grant by First USA Financial to the Company of a license to use the name "First USA" and certain trademarks (collectively referred to as the "Marks") in connection with the Company's business. The Intercompany Agreement provides that the Company will not, without First USA Financial's prior written consent, take any action with respect to (i) any litigation or proceeding involving the Marks, (ii) any new use of the Marks or changes in the purpose for which the Marks are used, (iii) any change in the Company's names, logos and other identifications which reasonably be expected to affect the Marks or (iv) if required by First USA Financial, any advertising campaigns or strategies which use the Marks or which refer to First USA Financial. First USA Financial has the right to revoke the license to use the Marks under certain circumstances if there is a change of control or a sale of the Company.

  The Intercompany Agreement provides that the Company indemnify First USA Financial, its subsidiaries and each of their respective officers, directors, employees and agents against losses from third party claims based on, arising out of or resulting from (i) the use of the Marks (but excluding any claim relating to First USA Financial's rights in Marks), and (ii) any other acts or omissions arising out of performance of the Intercompany Agreement.

  The Intercompany Agreement provides that First USA Financial indemnify the Company, its subsidiaries and each of their respective officers, directors, employees and agents against losses from third party claims based on, arising out of or resulting from (i) any third party claims relating to First USA Financial's rights in the Marks, and (ii) any other acts or omissions arising out of performance of the Intercompany Agreement.

TAX AGREEMENT

  The Company entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") with First USA Financial, which governs tax related matters affecting taxable periods ending prior to and subsequent to the Company's initial public offering, including preparation and filing of tax returns, payment of taxes and indemnification for tax liabilities. In general, under the Tax Sharing Agreement, the Company is responsible for filing tax returns and paying taxes of the Company. The Tax Sharing Agreement provides that First USA Financial will retain control of audits affecting its consolidated, combined or unitary returns which include the Company and its subsidiaries. The Company is allowed to participate in, but not control any such audits with respect to matters for which it may be required to indemnify First USA Financial under such Tax Sharing Agreement.

                             INDEPENDENT AUDITORS

  The Company retained Ernst & Young LLP as the Company's independent auditors for fiscal 1998. Representatives of Ernst & Young LLP will attend the annual meeting and, while they do not intend to make a statement, they will respond to appropriate questions directed to them. The Company has not yet made a final determination as to its independent auditors for fiscal 1999, and is currently evaluating its business and other requirements for its fiscal 1999 auditors.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Proposals and suggestions received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 1999 Annual Meeting of Stockholders if they are received by the Company on or before May 28, 1999. Any proposal should be directed to the attention of the Secretary, Paymentech, Inc., 1601 Elm Street, Dallas, Texas 75201. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company on or prior to August 11, 1999 and in order for a proposal to be timely under the Company's By-laws it must be received on or prior to August 2, 1999 but no earlier than July 2, 1999.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Company does not intend to bring any other matters before the meeting requiring action of the stockholders, nor does it have any information that other matters will be brought before the meeting. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment in the interest of the Company.

                                  [SIGNATURE OF PAMELA H. PATSLEY APPEARS HERE]
                                          Pamela H. Patsley
                                          President and Chief Executive
                                           Officer

September 25, 1998

[    ]
VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [ ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH ITEM.
1. Election of Directors    FOR all nominees  [ ]
                            listed below

WITHHOLD AUTHORITY to vote for all  [ ]                  *EXCEPTIONS  [ ]
nominees listed below.

Nominees:  John B. McCoy and William P. Boardman
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
* Exceptions
             -------------------------------------------------------------------

2. Proposal to adopt an amendment      3. The Proxy is authorized to transact
   to the Paymentech, Inc. Employee       such other business as may properly
   Stock Purchase Plan.                   come before the meeting.

FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


                                                  Change of Address and/ [ ]
                                                  or Comments Mark Here
                                           (Please sign exactly as name appears
                                           hereon.  Joint owners should each
                                           sign.  When signing as attorney,
                                           executor, administrator, trustee,
                                           guardian or other fiduciary, please
                                           add that title.)

                                           Dated:_______________________, 1998

                                           ___________________________________
                                                Signature of Stockholder

PLEASE MARK, DATE, SIGN AND MAIL YOUR      ___________________________________
PROXY PROMPTLY IN THE ENVELOPE PROVIDED.        Signature of Stockholder


                                PAYMENTECH, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 1998

       The undersigned hereby appoints Pamela H. Patsley and Philip E. Taken, and each of them, the true and lawful agents and proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Paymentech, Inc. to be held at 1601 Elm Street, 47th floor, Dallas, Texas 75201, on November 4, 1994, at 10:00 a.m., Central Standard Time, and at any adjournments thereof, for the transaction on the business described on the opposite side of this card.

       The Shares represented by this proxy will be voted as indicated on the opposite side of this card. If no indication has been made, the Shares represented by this proxy will be voted in favor of Proposals 1 and 2 and as the named proxies deem advisable on such other business as may properly come before the meeting.

              Please sign, date and return this proxy promptly,
                      using the enclosed return envelope.



                                    PAYMENTECH, INC.
                                    P.O. BOX 11352
                                    NEW YORK, NY  10203-0352